Exhibit 99.2

Pacific Energy Development Announces the Acquisition of 14,000 Net Acres and 40 wells in the Niobrara Shale Formation, the Securing of a Drilling Capital Facility, the Raising of $7.3 Million through Equity Issuance, and Cancellation of Shares Resulting in Effectively No Increase in Shares Outstanding

DANVILLE, CA--(Marketwired – March 10, 2014) – PEDEVCO Corp. d/b/a Pacific Energy Development (NYSE MKT: PED) (the “Company”), an energy company engaged in the acquisition and development of strategic high-value energy projects in the U.S. and Asia, today announced the following:

•	The closing of the previously announced acquisition of approximately 28,000 net acres in Wattenberg and Wattenberg Extension in Colorado

•	The entering of a joint venture with RJ Resources for a 50% working interest on the project going forward, resulting in 14,000 net acres to the Company

•	The closing of a $34,500,000 loan to facilitate the purchase of the Colorado acreage

•	Establishment of a $15,500,000 drilling facility for the development of the new Colorado acreage

•	The issuing of 3,438,500 shares of common stock through an underwritten registered shelf offering for gross proceeds to the Company of $7,392,775

•	The cancellation of 3,333,333 shares of common stock resulting in 26,309,011 shares issued and outstanding

The Company today announced that it has successfully completed the previously announced acquisition of an interest in 40 wells and approximately 28,000 net acres in the DJ Basin, Colorado from an independent U.S. oil and gas company.  The acreage acquired in the Niobrara Shale Formation is almost entirely located in Weld County, Colorado, including some acreage in the prolific Wattenberg Area.  Of the 40 wells in which interests were acquired, 11 are now operated by the Company, 14 are non-operated, and the Company will have an after-payout interest in the remaining 15 wells. The purchase had an effective date of December 1, 2013.  The Company paid approximately $28 million in cash, reflecting oil and gas production credited to the Company since the December 1, 2013 effective date, and certain other adjustments.

In order to finance the acquisition and provide the Company with sufficient capital to immediately commence a meaningful development program covering this new acreage, the Company entered into a 3-year term debt facility with RJ Resources, a subsidiary of a NY-based investment management group with more than $1.3 billion in assets under management specializing in resource investments. As part of the transaction, RJ Resources, will be a 50% working interest partner with the Company in the development of its assets going forward, allowing the Company to undertake a more aggressive drilling program, in 2014.  As a result, the Company has an interest in 14,000 net acres after closing.  The Company has drawn down $34.5 million of a $50 million dollar debt facility, and can draw down the remaining $15.5 million for drilling capital to develop this new acreage.  In addition to cash on hand, proceeds of the just completed offering of common stock, and future anticipated oil and gas revenues, this facility should give the Company sufficient drilling capital to meet its 2014 drilling budget.

Casimir Capital LP served as the Company’s financial advisor in the acquisition and debt financing transactions.

On March 7th, the Company closed its recently announced underwritten offering of an aggregate of 3,438,500 shares of common stock, which included the full exercise of the overallotment by the underwriters.  The Company has received gross proceeds of $7,392,775 before deducting underwriting discounts and estimated offering expenses as a result of the offering.

The Company further announced today that it has cancelled 3,333,333 shares of common stock that had been held in escrow in connection with an August 2013 subscription, which has been cancelled by the Company, resulting in a reduction in the number of the Company’s shares of common stock to 26,309,011 currently issued and outstanding, after taking into account the new shares issued in connection with the March 7th public offering.

Frank C. Ingriselli, President and CEO of the Company, stated, “We believe that this acquisition transforms our Company into one of the key players in the prolific Niobrara play. It offers us a unique opportunity to significantly increase our daily production in the DJ Basin and increase our acreage by over 500%, and also provides us an entry into the exciting Wattenberg Area.  Through the experience and operational efficiencies we have gained through our operations in the Niobrara play over recent years, we are confident that we can successfully develop these assets, thereby maximizing shareholder value. We are also pleased to work with our new strategic partner, RJ Resources, who has afforded us the financial backing to launch an aggressive development program for this asset and the access to capital needed to accomplish our strategic plan. In considering this joint venture with RJ Resources, we determined that selling down an interest in the future drilling would allow the Company to undertake a more aggressive drilling program to better develop this acreage.  I am also pleased that, consistent with our focus on building shareholder value, we were able to accomplish this acquisition and access to significant drilling capital with essentially no net additional equity issued by the Company.”

About Pacific Energy Development (PEDEVCO Corp.)

PEDEVCO Corp, d/b/a Pacific Energy Development (NYSE MKT:  PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects, including shale oil and gas assets, in the United States and Asia. The Company’s principal assets include its Niobrara asset located in the DJ Basin in Colorado, its Mississippian asset located in Comanche, Harper, Barber and Kiowa Counties, Kansas, and its North Sugar Valley asset located in Matagorda County, Texas. The Company has also previously announced its entry into an agreement to acquire a working interest in a 380,000 acre producing asset located in the Pre-Caspian Basin, one of the largest producing basins in Kazakhstan, which acquisition is pending Kazakhstan government approval.  Pacific Energy Development is headquartered in Danville, California, with offices in Houston, Texas and Beijing, China.

Forward-Looking Statements

All statements in this press release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s public filings with the SEC.

Contacts

Pacific Energy Development
Bonnie Tang, 1-855-733-3826 ext 21 (Media)
PR@pacificenergydevelopment.com

Investor Relations:

Liviakis Financial Communications, Inc.
John Liviakis
+1-415-389-4670
john@liviakis.com

Stonegate, Inc.
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214-987-4121
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